EXHIBIT 23.6

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Clear Channel Communications, Inc. of our report dated November 3, 1997 relating to the financial statements of Paxson Radio (a division of Paxson Communications Corporation) included in Clear Channel Communications, Inc.'s Current Report on Form 8-K dated December 22, 1997.


/s/ PRICEWATERHOUSECOOPERS LLP
PRICEWATERHOUSECOOPERS LLP

Fort Lauderdale, Florida
August 17, 1998